UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   August 24, 2023

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

General

In connection with its previously announced fiber securitization offering, Frontier Issuer LLC (the “Issuer”), a limited-purpose, bankruptcy remote, wholly owned indirect subsidiary of Frontier Communications Parent, Inc., entered into a financing facility for the issuance of up to $500 million in Series 2023-2 Secured Fiber Network Revenue Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”) on August 24, 2023 (the “VFN Closing Date”).  The Issuer did not draw on the Variable Funding Notes as of the VFN Closing Date.

The Variable Funding Notes were issued pursuant to the Base Indenture, dated as of August 8, 2023 (the “Base Indenture”), as supplemented by the Series 2023-2 Supplement, dated as of August 24, 2023 (the “Series 2023-2 Supplement”), in each case entered into by and among the Issuer, Frontier Dallas TX Fiber 1 LLC (“AssetCo”) and Citibank, N.A., as the indenture trustee (the “Trustee”). The Base Indenture, together with the Series 2023-2 Supplement, and any other series supplements to the Base Indenture, is referred to herein as the “Indenture.”

Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated as of August 24, 2023 (the “Variable Funding Note Purchase Agreement”), a copy of which is attached to this Form 8-K as Exhibit 10.1, among the Issuer, AssetCo, Frontier Communications Holdings, LLC (the “Manager”), certain conduit investors, financial institutions and funding agents, and Barclays Bank plc, as administrative agent. The Variable Funding Notes will be governed, in part, by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Indenture. The initial anticipated repayment date for the Variable Funding Notes is July 2026, and the Issuer and Manager have the option to elect two one-year extensions of the anticipated repayment date. Following the initial anticipated repayment date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.0% per annum.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Series 2023-2 Supplement and Variable Funding Note Purchase Agreement, which are filed as Exhibits 4.1 and 10.1 hereto, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit Number	Description
4.1	Series 2023-2 Supplement, dated as of August 24, 2023, by and among Frontier Issuer LLC, Frontier Dallas TX Fiber 1 LLC, and Citibank N.A.

10.1
Class A-1 Note Purchase Agreement, dated as of August 24, 2023, among Frontier Issuer LLC, Frontier Dallas TX Fiber 1 LLC, Frontier Communications Holdings, LLC, certain conduit investors, financial institutions and funding agents, and Barclays Bank plc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: August 25, 2023	By:	/s/ Scott Beasley
Scott Beasley
Executive Vice President, Chief Financial Officer